Exhibit 99.1

Media Relations Contact:
Brian Ziel (408) 658-1540
brian.ziel@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL FOURTH QUARTER AND FISCAL YEAR 2014 FINANCIAL RESULTS

CUPERTINO, CA — July 17, 2014 — Seagate Technology plc (NASDAQ: STX) (the “Company” or “Seagate”) today reported financial results for the quarter and fiscal year ended June 27, 2014. For the fourth quarter, the Company reported revenue of approximately $3.3 billion, gross margin of 28.0%, net income of $320 million and diluted earnings per share of $0.95.  On a non-GAAP basis, which excludes the net impact of certain items, Seagate reported gross margin of 28.5%, net income of $370 million and diluted earnings per share of $1.10.

During the fourth quarter, the Company generated approximately $577 million in operating cash flow and returned $166 million to shareholders in the form of dividends and share redemptions.

For the fiscal year ended June 27, 2014, the Company reported revenue of $13.7 billion, gross margin of 28.0%, net income of $1.6 billion and diluted earnings per share of $4.52.  On a non-GAAP basis, Seagate reported gross margin of 28.5%, net income of $1.8 billion and diluted earnings per share of $5.04.

In fiscal year 2014, the Company returned $2.5 billion to shareholders in the form of dividends and share redemptions. The Company also successfully raised $1.8 billion in investment grade debt in fiscal 2014, extending its weighted average maturity to approximately 7 years and decreasing its weighted average interest to approximately 5%.  Cash, cash equivalents, restricted cash, and short-term investments totaled approximately $2.7 billion at the end of the fiscal year. There were 327 million ordinary shares issued and outstanding as of the end of the fiscal year.

“Throughout fiscal year 2014, Seagate delivered strong financial and operational performance and returned significant value to shareholders.  We made strategic investments in our technology portfolio, which enabled us to continue to innovate into higher capacity and power efficient storage solutions, and expanding our capabilities to serve a broader storage customer base in the future through new cloud systems and solutions and flash technology for connected storage,” said Steve Luczo, Seagate’s chairman and chief executive officer.

“The shifting information technology market dynamics are disrupting the traditional storage industry in meaningful ways and continue to create more opportunities for Seagate. As we plan for our next fiscal year, we remain focused on investing in our storage technology product portfolio to deliver high quality storage products and solutions for our customers, as well as continuing to create long-term value for our shareholders.”

For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.

Seagate has issued a Supplemental Commentary document. The Supplemental Commentary will not be read during today’s call, but rather it is available on Seagate’s Investor Relations website at www.seagate.com/investors.

Quarterly Cash Dividend

The Board of Directors has approved a quarterly cash dividend of $0.43 per share, which will be payable on August 22, 2014 to shareholders of record as of the close of business on August 8, 2014.  The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Investor Communications

Seagate management will hold a public webcast today at 2:30 p.m. Pacific Time that can be accessed on its Investor Relations website at www.seagate.com/investors. During today’s webcast, the Company will provide an outlook for its first fiscal quarter of 2015, including key underlying assumptions.  Seagate is planning an investor and analyst meeting on September 12, 2014 to discuss the Company’s longer-term strategic plan.

Replay

A replay will be available beginning today at approximately 6:00 p.m. Pacific Time at www.seagate.com/investors.

About Seagate

Seagate is a world leader in hard disk drives and storage solutions. Learn more at www.seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending October 3, 2014 and beyond. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: the uncertainty in global economic conditions, as consumers and businesses may defer purchases in response to tighter credit and financial news; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; possible excess industry supply with respect to particular disk drive products; and the Company’s ability to achieve projected cost savings in connection with restructuring plans. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on April 30, 2014, the “Risk Factors” section of which is incorporated into this press release by reference, and other documents filed with or furnished to the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	June 27, 2014	June 28, 2013 (a)
ASSETS
Current assets:
Cash and cash equivalents	$2,634	$1,708
Short-term investments	20	480
Restricted cash and investments	4	101
Accounts receivable, net	1,729	1,670
Inventories	985	854
Deferred income taxes	126	115
Other current assets	279	484
Total current assets	5,777	5,412
Property, equipment and leasehold improvements, net	2,136	2,269
Goodwill	537	476
Other intangible assets, net	359	405
Deferred income taxes	499	456
Other assets, net	184	225
Total Assets	$9,492	$9,243
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,549	$1,690
Accrued employee compensation	296	335
Accrued warranty	144	176
Accrued expenses	409	407
Current portion of long-term debt	—	3
Total current liabilities	2,398	2,611
Long-term accrued warranty	125	144
Long-term accrued income taxes	90	87
Other non-current liabilities	127	121
Long-term debt, less current portion	3,920	2,774
Total Liabilities	6,660	5,737

Equity:
Total Equity	2,832	3,506
Total Liabilities and Equity	$9,492	$9,243

(a) The information in this column was derived from the Company’s audited Consolidated Balance Sheet as of June 28, 2013.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended		For the Fiscal Years Ended
	June 27, 2014	June 28, 2013	June 27, 2014	June 28, 2013 (a)
Revenue	$3,301	$3,425	$13,724	$14,351

Cost of revenue	2,376	2,486	9,878	10,411
Product development	323	294	1,226	1,133
Marketing and administrative	161	176	722	635
Amortization of intangibles	27	20	98	79
Restructuring and other, net	4	1	24	2
Total operating expenses	2,891	2,977	11,948	12,260

Income from operations	410	448	1,776	2,091

Interest income	1	2	8	8
Interest expense	(50)	(50)	(195)	(214)
Other, net	(77)	(97)	(33)	(54)
Other expense, net	(126)	(145)	(220)	(260)

Income before income taxes	284	303	1,556	1,831
Benefit from income taxes	(36)	(45)	(14)	(7)
Net income	$320	$348	$1,570	$1,838

Net income per share:
Basic	$0.98	$0.97	$4.66	$4.97
Diluted	0.95	0.94	4.52	4.81
Number of shares used in per share calculations:
Basic	326	359	337	370
Diluted	337	371	347	382

Cash dividends declared per share	$0.43	$0.38	$1.67	$1.40

(a) The information in this column was derived from the Company’s audited Consolidated Statement of Operations for the year ended June 28, 2013.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Fiscal Years Ended
	June 27, 2014	June 28, 2013 (a)
OPERATING ACTIVITIES
Net income	$1,570	$1,838
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	879	873
Share-based compensation	118	76
Loss on redemption and repurchase of debt	81	141
Gain on sale of investments	(32)	(61)
Gain on sale of property and equipment	(4)	(36)
Deferred income taxes	(24)	(70)
Other non-cash operating activities, net	14	12
Changes in operating assets and liabilities:
Restricted cash	104	—
Accounts receivable, net	44	661
Inventories	(20)	102
Accounts payable	(190)	(538)
Accrued employee compensation	(55)	(14)
Accrued expenses, income taxes and warranty	(123)	(170)
Vendor non-trade receivables	217	272
Other assets and liabilities	19	(39)
Net cash provided by operating activities	2,558	3,047
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(559)	(786)
Proceeds from the sale of property and equipment	3	29
Proceeds from the sale of strategic investments	72	—
Purchases of short-term investments	(88)	(351)
Sales of short-term investments	508	296
Maturities of short-term investments	61	38
Cash used in acquisition of businesses, net of cash acquired	(285)	(36)
Other investing activities, net	(34)	(15)
Net cash used in investing activities	(322)	(825)
FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	1,781	986
Repayments of long-term debt	(725)	(1,224)
Proceeds from issuance of ordinary shares under employee stock plans	107	259
Dividends to shareholders	(557)	(518)
Repurchases of ordinary shares	(1,912)	(1,654)
Other financing activities, net	(5)	(71)
Net cash used in financing activities	(1,311)	(2,222)
Effects of foreign currency exchange rate changes on cash and cash equivalents	1	1
Increase in cash and cash equivalents	926	1
Cash and cash equivalents at the beginning of the year	1,708	1,707
Cash and cash equivalents at the end of the year	$2,634	$1,708

(a) The information in this column was derived from the Company’s audited Consolidated Statement of Cash Flows for the year ended June 28, 2013.

Use of non-GAAP financial information

To supplement the preliminary consolidated financial information presented in accordance with generally accepted accounting principles (GAAP), the Company provides non-GAAP measures of net income, diluted net income per share, gross margin, gross margin as a percentage of revenue, operating margin, operating expenses, and operating income which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses that the Company believes are not indicative of its core operating results and because they are consistent with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in the Company’s industry.

SEAGATE TECHNOLOGY PLC

ADJUSTMENTS TO GAAP NET INCOME, DILUTED NET INCOME PER SHARE AND OPERATING CASH FLOW

(In millions, except per share amounts)

(Unaudited)

		For the Three Months Ended June 27, 2014	For the Fiscal Year Ended June 27, 2014
Reconciliation of GAAP Net Income:
GAAP Net Income		$320	$1,570
Non-GAAP adjustments:
Cost of revenue	A	14	62
Product development	B	—	6
Marketing and administrative	C	(25)	(2)
Amortization of intangibles	D	27	98
Restructuring and other, net	E	4	24
Other expense, net	F	76	45
Benefit from income taxes	G	(46)	(52)
Non-GAAP net income		$370	$1,751

Reconciliation of GAAP Diluted Net Income Per Share:
GAAP		$0.95	$4.52
Non-GAAP		$1.10	$5.04
Shares used in diluted net income per share calculation		337	347

Reconciliation of operating cash flow:
GAAP operating cash flow		$577	$2,558
Less: acquisition of property, equipment and leasehold improvements		(131)	(559)
Free cash flow		$446	$1,999

A For the three months and fiscal year ended June 27, 2014, Cost of revenue on a GAAP basis totaled $2.4 billion and $9.9 billion, respectively, while non-GAAP Cost of revenue, which excludes the impact of certain adjustments, was $2.4 billion and $9.8 billion, respectively.  These non-GAAP adjustments include amortization of intangibles and other acquisition related expenses associated with the December 2011 acquisition of Samsung Electronics Co., Ltd.’s hard disk drive business (the “Samsung HDD business”), the August 2012 acquisition of LaCie S.A. (“LaCie”) and the March 31, 2014 acquisition of Xyratex Ltd. (“Xyratex”).

B For the three months and fiscal year ended June 27, 2014, Product development expense has been adjusted on a non-GAAP basis to exclude the impact of acquisition and integration costs associated with the acquisitions of the Samsung HDD business, LaCie and Xyratex.

C For the three months ended June 27, 2014, Marketing and administrative expense has been adjusted on a non-GAAP basis primarily to exclude the impact of a legal cost reimbursement.

For the fiscal year ended June 27, 2014, Marketing and administrative expense has been adjusted on a non-GAAP basis to exclude the impact of a legal cost reimbursement, partially offset by the impact of acquisition and integration costs associated with the acquisition of Samsung HDD business, LaCie and Xyratex.

D For the three months and fiscal year ended June 27, 2014, Amortization of intangibles primarily related to our Samsung HDD business and LaCie acquisitions have been excluded on a non-GAAP basis.

E For the three months and fiscal year ended June 27, 2014, Restructuring and other, net, has been adjusted on a non-GAAP basis primarily to exclude the impact from our existing restructuring plans.

F For the three months ended June 27, 2014, Other expense, net, has been adjusted on a non-GAAP basis to exclude the net impact of losses recognized on the early redemption and repurchase of debt.

For the fiscal year ended June 27, 2014, Other expense, net, has been adjusted on a non-GAAP basis primarily to exclude the net impact of losses recognized on the early redemption and repurchase of debt, partially offset by gains recognized upon sales of certain strategic investments.

G For the three months and fiscal year ended June 27, 2014, Benefit from income taxes has been adjusted on a non-GAAP basis to exclude certain changes in deferred tax assets including a valuation allowance release associated with the Xyratex acquisition.